Exhibit 99.2

FOR IMMEDIATE RELEASE

MQ ASSOCIATES, INC. AND MEDQUEST, INC. ANNOUNCE SUCCESSFUL COMPLETION OF CONSENT SOLICITATIONS

Alpharetta, Georgia, September 7, 2005 – MQ Associates, Inc. (“MQ Associates”) and MedQuest, Inc. (“MedQuest” and, together with MQ Associates, the “Company”) today announced that they have consummated the consent solicitations and effected certain amendments to (i) the outstanding 12¼% Senior Discount Notes due 2012 of MQ Associates (the “12¼% Notes”) and the related indenture dated as of August 24, 2004 and (ii) the outstanding 11 7/8% Senior Subordinated Notes due 2012 of MedQuest (the “11 7/8% Notes” and, together with the 12¼% Notes, the “Notes”) and the related indenture dated as of August 15, 2002.

As contemplated by the terms of the consent solicitations, the Company also announced that it has received $20 million in cash as consideration for the sale to an affiliate of J.P. Morgan Partners, LLC of 20 million shares of preferred stock and a warrant to purchase three million shares of common stock of MQ Associates.  The Company previously announced on August 15, 2005, that MQ Associates (in the case of the 12¼% Notes), MedQuest (in the case of the 11 7/8% Notes), the subsidiary guarantors of MedQuest (in the case of the 11 7/8% Notes), and the trustees for each indenture executed and delivered the supplemental indentures as a result of receiving the consent of the holders of (i) a majority of the aggregate principal amount at maturity of the 12¼% Notes and (ii) a majority of the aggregate principal amount of the 11 7/8% Notes.  As a result of consummating the consent solicitations, the supplemental indentures with respect to the respective indentures governing the 12¼% Notes and the 11 7/8% Notes have become effective.

The Company has received and accepted for payment consents received from holders of approximately $135.8 million in aggregate principal amount at maturity of the 12¼% Notes, and $179.2 million in aggregate principal amount of the 11 7/8% Notes.  In consideration for the noteholders’ consents, MQ Associates and MedQuest, as applicable, will pay to each record holder who validly consented, a consent fee in cash equal to (i) $1.75 for each $1,000 principal amount at maturity of the 12¼% Notes, and (ii) $2.50 for each $1,000 principal amount of 11 7/8% Notes (the “Consent Fee”).  In addition, the Company will pay to each record holder of Notes as of the close of business, New York City time, on each of October 1, 2005 and January 1, 2006 (and quarterly thereafter, if applicable), a cash interest amount (the “Additional Interest Payment”) which will accrue from July 1, 2005 to (but not including) the earlier of (i) the date that the Company has filed with the Securities and Exchange Commission (the “SEC”) its Annual Report on Form 10-K for the year ended December 31, 2004 and all other past due periodic reports required to be filed (the “Restatement Date”), and (ii) if the Restatement Date has not occurred by December 31, 2005, the date that the Company receives a notice of default under the indenture governing either series of Notes from the applicable trustee or the holders of 25% of such series of Notes.  The Additional Interest Payment will accrue at a rate of 1.00% per annum on the accreted value of the 12¼% Notes (as of the end of the most recently completed fiscal quarter) and the principal amount of the 11 7/8% Notes, and will be paid quarterly in arrears on (i) October 15, 2005 (for the quarter ended September 30, 2005) to the registered holders of Notes as of the close of business on October 1, 2005, (ii) January 15, 2006

(for the quarter ended December 31, 2005) to the registered holders of Notes as of the close of business on January 1, 2006 and, if applicable, (iii) on the 15th day of the month following the end of each subsequent calendar quarter to the registered holders of Notes as of the close of business on the first day immediately following the end of such quarter.

In addition, the Company today announced that it has entered into a Fourth Waiver and Third Amendment (the “Waiver and Amendment”) to its senior credit facility, which, among other things, (i) suspends until December 31, 2005 the Company’s obligations to comply with the financial reporting and related delivery covenants in the senior credit facility and (ii) provides for the waiver of defaults and/or events of default in connection with the Company’s failure to comply with the financial covenants and the Company’s failure to deliver its financial statements.  The Waiver and Amendment imposes certain increased pricing and additional information requirements until the financial statements are delivered and the SEC reports have been filed.  In addition, the Waiver and Amendment makes certain other changes to the senior credit facility, including modifying the levels of the financial covenants in the senior credit facility, and certain of the definitions used in calculating those covenants, as well as adding a requirement that the Company’s total leverage ratio and senior leverage ratio be below certain levels for the Company to be permitted to incur incremental term loan borrowings or to apply certain prepayments, including asset sale proceeds and excess cash flow amounts, to revolving loans rather than term loans, under the senior credit facility and imposing additional information covenants.

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ABOUT MQ ASSOCIATES, INC. AND MEDQUEST, INC.  –  MQ Associates is a holding company and has no material assets or operations other than its ownership of 100% of the outstanding capital stock of MedQuest.  MedQuest is a leading operator of independent, fixed-site, outpatient diagnostic imaging centers in the United States.  These centers provide high quality diagnostic imaging services using a variety of technologies, including magnetic resonance imaging (MRI), computed tomography (CT), nuclear medicine, general radiology, ultrasound and mammography.  As of June 30, 2005, MedQuest operated a network of ninety-six centers in thirteen states located primarily throughout the southeastern and southwestern United States.

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This press release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, statements regarding the Company’s future growth and profitability, growth strategy and trends in the industry in which it operates.  These forward-looking statements are based on the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions.  The Company can give no assurance that such forward-looking statements will prove to be correct.  Among the most important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are the results of the previously announced investigation by the U.S. Attorney’s Office, the previously announced inquiry by the Securities and Exchange Commission (the “SEC”) or any other future action taken by the SEC or the U.S. Attorney’s Office, uncertainty concerning the amount and timing of patient receivable and other writedowns, the ultimate findings of the Audit Committee’s review (including any new information or additional issues that may arise during the course of such review), the reaction of the Company’s other creditors, customers and suppliers to the matters discussed in this report, general economic and business conditions, the effect of healthcare industry trends on third-party reimbursement rates and demand for the Company’s services, limitations and delays in reimbursement by third-party payors, changes in governmental regulations that affect the Company’s ability to do business, actions of its competitors, introduction of new technologies, risks associated with its acquisition strategy and integration costs, and the additional factors and risks contained in its Registration Statement on Form S-4 declared effective on October 14, 2004 as well as other periodic reports filed with the SEC.

Contact:	John Haggerty
Interim Chief Financial Officer
MQ Associates, Inc.
4300 North Point Parkway
Alpharetta, Georgia 30022
(770) 300-0101